Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (this “Agreement”) is dated as of September 28, 2026, by and between Summit Therapeutics Inc., a Delaware corporation (the “Company”), and AstraZeneca Holdings B.V., a Dutch private limited liability company (the “Investor”).

WHEREAS, the Company and the Investor are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) and/or Rule 506 of Regulation D promulgated thereunder of the U.S. Securities Act of 1933 (the “Securities Act”);

WHEREAS, the Company desires to sell to the Investor, and the Investor desires to purchase from the Company, upon the terms and subject to the conditions stated in this Agreement, shares (the “Shares”) of the Convertible Preferred Stock; and

WHEREAS, contemporaneously with the sale of the Shares, the parties hereto will execute and deliver a Registration Rights Agreement, substantially in the form attached hereto as Exhibit A, pursuant to which the Company will agree to provide certain registration rights in respect of the Underlying Shares under the Securities Act and applicable state securities laws.

NOW THEREFORE, in consideration of the mutual agreements, representations, warranties and covenants herein contained, the Company and the Investor agree as follows:

1. Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

1.1 Defined Terms. As used in this Agreement, the following terms shall have the following respective meanings:

“2026 SEC Reports” means (a) the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and (b) any Quarterly Reports on Form 10-Q or any Current Reports on Form 8-K filed or furnished (as applicable) by the Company after December 31, 2025 and prior to the Business Day immediately preceding the date hereof, together in each case with any documents incorporated by reference therein or exhibits thereto.

“Acquisition Proposal” means a bona fide offer, indication of interest or proposal received by the Company from a third party in respect of an Acquisition Transaction, in each case in writing and that includes at least high-level financial terms of such Acquisition Transaction.

“Acquisition Transaction” means a transaction or series of related transactions, whether by merger, consolidation, reorganization, plan of exchange, sale or license of assets, or transfer or sale of securities (including a tender offer or exchange offer) or otherwise, that, if consummated, would result in a third party (or the stockholders of a third party) succeeding to, licensing or acquiring, directly or indirectly, or obtaining the right to license or acquire, directly or indirectly, all or substantially all of the outstanding equity securities of the Company or all or substantially all of the consolidated assets of the Company.

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Person.

“Amended and Restated Bylaws” means the Bylaws of the Company, as currently in effect.

“Amended and Restated Certificate of Incorporation” means the Certificate of Incorporation of the Company, as currently in effect.

“Benefit Plan” or “Benefit Plans” means employee benefit plans as defined in Section 3(3) of ERISA and all other employee benefit practices or arrangements, including, without limitation, any such practices or arrangements providing severance pay, sick leave, vacation pay, salary continuation for disability, retirement benefits, deferred compensation, bonus pay, incentive pay, stock options or other stock-based compensation, hospitalization insurance, medical insurance, life insurance, scholarships or tuition reimbursements, maintained by the Company or to which the Company or any of its Significant Subsidiaries is obligated to contribute for employees or former employees of the Company and its Significant Subsidiaries.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York, Amsterdam, the Netherlands or London, United Kingdom are authorized or required by law or other governmental action to close.

“Certificate of Designations” means the Certificate of Designations of the Convertible Preferred Stock, substantially in the form attached hereto as Exhibit B.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Common Stock” means the common stock, par value $0.01 per share, of the Company.

“Common Stock Equivalents” means any securities of the Company that would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Convertible Preferred Stock” means the Class A Convertible Preferred Stock, par value $0.01 per share, of the Company, the terms of which will be set forth in the Certificate of Designations.

“Drug Regulatory Agency” means the U.S. Food and Drug Administration (“FDA”) or other foreign, state, local or comparable governmental authority responsible for regulation of the research, development, testing, manufacturing, processing, storage, labeling, sale, marketing, advertising, distribution and importation or exportation of drug or biological products and drug or biological product candidates.

“EDGAR” means the SEC’s Electronic Data Gathering, Analysis and Retrieval System.

“ERISA” means the U.S. Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and all of the rules and regulations promulgated thereunder.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“Knowledge” means, with respect to any matter in question, the knowledge of the Company’s executive officers after making due inquiry of the other employees having primary responsibility for such matter.

“Material Adverse Effect” means any change, event, circumstance, development, condition, occurrence or effect that, individually or in the aggregate, (a) was, is, or would reasonably be expected to be, materially adverse to the business, financial condition, properties, assets, liabilities, stockholders’ equity or results of operations of the Company and its Significant Subsidiaries, taken as a whole, or (b) materially delays or materially impairs the ability of the Company to comply, or prevents the Company from complying, with its obligations under this Agreement, the other Transaction Agreements, or with respect to the Closing or would reasonably be expected to do so; provided, however, that none of the following will be deemed in themselves, either alone or in combination, to constitute, and that none of the following will be taken into account in determining whether there has been or will be, a Material Adverse Effect under subclause (a) of this definition:

(i) any change generally affecting the economy, financial markets or political, economic or regulatory conditions in the United States or any other geographic region in which the Company conducts business, provided that the Company is not disproportionately affected thereby;

(ii) general financial, credit or capital market conditions, including interest rates or exchange rates, or any changes therein, provided that the Company is not disproportionately affected thereby;

(iii) any change that generally affects industries in which the Company and its Significant Subsidiaries conduct business, provided that the Company is not disproportionately affected thereby;

(iv) earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, fires or other natural disasters, weather conditions, global pandemics, including the COVID-19 pandemic and related strains, epidemic or similar health emergency, and other force majeure events in the United States or any other location, provided that the Company is not disproportionately affected thereby;

(v) national or international political or social conditions (or changes in such conditions), whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack, provided that the Company is not disproportionately affected thereby;

(vi) material changes in laws after the date of this Agreement; and

(vii) in and of itself, any material failure by the Company to meet any published or internally prepared estimates of revenues, expenses, earnings or other economic performance for any period ending on or after the date of this Agreement (it being understood that the facts and circumstances giving rise to such failure may be deemed to constitute, and may be taken into account in determining whether there has been, a Material Adverse Effect to the extent that such facts and circumstances are not otherwise described in clauses (i)-(v) of this definition).

“Material Contract” means any of the following contracts of the Company or any of its Significant Subsidiaries that are currently in effect:

(i) any “material contract” (as defined in Item 601(b)(10) of Regulation S-K promulgated by the SEC, other than those agreements and arrangements described in Item 601(b)(10)(iii) of Regulation S-K) with respect to the Company and its Significant Subsidiaries, taken as a whole;

(ii) any contract under which the Company or any of its Significant Subsidiaries has (A) been granted a license or other right or interest in, to or under any third Person’s intellectual property that is material to the Company or the operation of its business, or (B) granted (1) an exclusive license or other exclusive rights or exclusive interests in the Intellectual Property of ivonescimab, or (2) any non-exclusive license, covenant not to sue or other right, immunity or forbearance in the Intellectual Property of ivonescimab permitting any Third Party to commercialize ivonescimab (other than to a distributor in the ordinary course of business), in each case that is material to the Company or the operation of its business; and

(iii) any contract between the Company or any of its Significant Subsidiaries, on the one hand, and any director, officer or employee of the Company or any of its Significant Subsidiaries or any Person that, to the Company’s Knowledge, beneficially owns (within the meaning of Rule 13d-3 under the Exchange Act) five percent (5%) or more of the outstanding shares of Common Stock or of the outstanding shares of common stock of any of the Company’s Significant Subsidiaries, on the other hand, in each case of a type that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act.

“Nasdaq” means the Nasdaq Stock Market LLC.

“National Exchange” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question, together with any successor thereto: the NYSE American, The New York Stock Exchange, the Nasdaq Global Market, the Nasdaq Global Select Market and the Nasdaq Capital Market.

“Offering Notice” means a notice from the Company to the Investor of an anticipated underwritten public offering or other public offering for which a Preemptive Offer Notice is not being sent prior to the issuance of the securities pursuant to Section 5.15(d).

“Per Share Price” means $18,356.14.

“Person” means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or any other entity or organization.

“Regulatory Approvals” means (a) the expiration or termination of any applicable waiting period under the HSR Act and (b) any other consent, approval, clearance or authorization of, or expiration or termination of any waiting period imposed by, any Governmental Entity under any other antitrust, competition, merger control or foreign investment law that the Company and the Investor determine pursuant to Section 5.12 is required by applicable law to be obtained or to have occurred prior to the consummation of the transactions contemplated by this Agreement.

“Rule 144” means Rule 144 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

“SEC” means the U.S. Securities and Exchange Commission.

“Short Sales” include, without limitation, (a) all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, whether or not against the box, and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) and similar arrangements (including on a total return basis), and (b) sales and other transactions through non-U.S. broker dealers or non-U.S. regulated brokers (but shall not be deemed to include the location and/or reservation of borrowable shares of Common Stock).

“Tax” or “Taxes” means any and all federal, state, local, foreign and other taxes, levies, fees, imposts, duties and charges of whatever kind (including any interest, penalties or additions to the tax imposed in connection therewith or with respect thereto), whether or not imposed on the Company, including, without limitation, taxes imposed on, or measured by, income, franchise, profits or gross receipts, and also ad valorem, value added, sales, use, service, real or personal property, capital stock, license, payroll, withholding, employment, social security, workers’ compensation, unemployment compensation, utility, severance, production, excise, stamp, occupation, premium, windfall profits, transfer and gains taxes and customs duties.

“Tax Returns” means returns, reports, information statements and other documentation (including any additional or supporting material) filed or maintained, or required to be filed or maintained, in connection with the calculation, determination, assessment or collection of any Tax and shall include any amended returns required as a result of examination adjustments made by the Internal Revenue Service or other Tax authority.

“Transaction Agreements” means this Agreement and the Registration Rights Agreement.

“Transfer Agent” means Computershare Trust Company, N.A., or such other financial institution that provides transfer agent services as the Company may engage from time to time.

“Underlying Shares” means the shares of Common Stock issuable on conversion of the Shares in accordance with the Certificate of Designations.

1.2 Cross-References. Each of the following terms is defined in the Section set forth opposite such term:

Term	Section
Active Bid Notice	5.16(a)
Aggregate Purchase Amount	2.1
Agreement	Preamble
Authorized Increase Amendment	5.19(b)
Closing	2.2
Closing Date	2.2
Company	Preamble
Confidential Data	3.33
DGCL	8.4
Disclosure Documents	5.3(a)
Disqualification Event	3.22
Election Period	5.15(b)
Environmental Laws	3.15
EU	3.21
Financial Statements	3.8(b)
Fraud	8.20
GAAP	3.8(b)
Governmental Authorizations	3.11
Governmental Entity	3.11
Health Care Laws	3.21
HIPAA	3.33
Intellectual Property	3.12
Investor	Preamble
Investor Offer	5.16(b)
Issuance	5.15(d)
Issuer Covered Person	3.22
Issuer Covered Persons	3.22
IT Systems	3.33
Lock-Up Period	5.17(a)
Non-Party Affiliate	8.20
Notice of Acceptance	5.15(c)
Notification Date	5.12(a)
Personal Data	3.33
Preemptive Offer Notice	5.15(b)
Preemptive Right	5.15(a)
Privacy Laws	3.34
Privacy Statements	3.34
Processing	3.34
Proportionate Percentage	5.15(a)
Registration Rights Agreement	6.1(i)
Regulatory Agencies	3.20
Rule 506(d) Related Party	4.14
SEC Reports	3.8(a)
Securities Act	Recitals
Shares	Recitals
Significant Subsidiaries	3.1

2. Purchase and Sale of Securities.

2.1 Purchase and Sale. On the Closing Date, upon the terms and subject to the conditions set forth herein, the Company agrees to issue and sell to the Investor, and the Investor agrees to acquire and purchase from the Company, a number of Shares (rounded to four decimal places) equal to (x) $2,000,000,000 divided by (y) the Per Share Price, for an aggregate purchase price of $2,000,000,000 (the “Aggregate Purchase Amount”).

2.2 Closing. Subject to the satisfaction or waiver of the conditions set forth in Section 6 of this Agreement, the closing of the purchase and sale of the Shares (the “Closing” and the date on which the Closing occurs, the “Closing Date”) shall occur remotely via the exchange of documents and signatures at such time as shall be determined by the Investor at its discretion, but in no event later than the fifth (5th) Business Day after the date hereof, subject to the satisfaction or waiver of the conditions set forth in Section 6. A condition set forth in Section 6 may only be waived in writing by the party entitled to the benefit of such condition. At the Closing, the Company shall issue and sell to the Investor, and the Investor shall acquire and purchase from the Company, against payment by the Investor to the Company of the Aggregate Purchase Amount, by wire transfer of immediately available funds at or prior to the Closing, in accordance with wire instructions provided by the Company to the Investor prior to the date hereof, the Shares. The Company shall issue the Shares to the Investor in book-entry form, free and clear of all restrictive and other legends (except as expressly provided in Section 4.10 hereof) and the Company shall provide evidence of such issuance as of the Closing Date to the Investor. In the event that the Closing has not occurred within one Business Day after the expected Closing Date, unless otherwise agreed by the Company and the Investor, the Company shall promptly (but no later than one Business Day thereafter) return the previously wired Aggregate Purchase Amount to the Investor by wire transfer of United States dollars in immediately available funds to the account specified by the Investor, and any book entries for the Shares shall be deemed cancelled; provided that, unless this Agreement has been terminated pursuant to Section 7, such return of funds shall not terminate this Agreement or relieve such Investor of its obligation to purchase, or the Company of its obligation to issue and sell, the Shares at the Closing.

2.3 Adjustments. Without limiting or affecting any of the provisions of Section 5.13, if between the execution of this Agreement and the Closing the outstanding shares of Common Stock shall have been changed into a different number of shares or a different class by reason of the occurrence of any stock split, reverse stock split, stock dividend (including any dividend or other distribution of securities convertible into Common Stock), reorganization, recapitalization, reclassification, combination, exchange of shares or other like change, the Per Share Price and number of Shares to be issued to this Section 2 shall be appropriately adjusted to reflect such stock split, reverse stock split, stock dividend (including any dividend or other distribution of securities convertible into Common Stock), reorganization, recapitalization, reclassification, combination, exchange of shares or other like change.

3. Representations and Warranties of the Company. The Company hereby represents and warrants to the Investor that the statements contained in this Section 3 are true and correct as of the date hereof and as of the Closing Date (except for the representations and warranties that speak as of a specific date, which shall be made as of such date):

3.1 Organization and Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has the requisite power and authority to own, lease and operate its properties and to carry on its business as now conducted and described in the 2026 SEC Reports and is qualified to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification, except where such failure to be in good standing or to have such power and authority or to so qualify would not reasonably be expected to have a Material Adverse Effect. As of the date hereof, the Company has the significant subsidiaries (as that term is defined in Rule 1-02 of Regulation S-X of the Exchange Act) listed in Exhibit 21 to the Company’s most recent Annual Report on Form 10-K (collectively, the “Significant Subsidiaries”). Each of the Significant Subsidiaries is duly incorporated and validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite power and authority to carry on their business as now conducted and to own or lease its properties. Each of the Significant Subsidiaries is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required unless the failure to so qualify has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

3.2 Capitalization. The authorized capital stock of the Company consists of 1,000,000,000 shares of Common Stock and 20,000,000 shares of preferred stock, par value $0.01 per share. The Company’s disclosure of its issued and outstanding capital stock in the 2026 SEC Reports containing such disclosure was accurate in all material respects as of the date indicated in such 2026 SEC Reports. All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and non-assessable. None of the outstanding shares of capital stock of the Company were issued in violation of any preemptive or other similar rights of any securityholder of the Company which have not been waived, and such shares were issued in compliance in all material respects with applicable state and federal securities law and any rights of third parties. As of the Closing Date, the Company will have a sufficient number of authorized and unissued shares of Convertible Preferred Stock to issue the Shares at the Closing.

3.3 Registration Rights. Except as set forth in the Transaction Agreements or as disclosed in the 2026 SEC Reports, the Company is presently not under any obligation, and has not granted any rights, to register under the Securities Act any of the Company’s presently outstanding securities or any of its securities that may hereafter be issued that have not expired or been satisfied or waived.

3.4 Authorization. The Company has all requisite corporate power and authority to enter into the Transaction Agreements and to carry out and perform its obligations under the terms of the Transaction Agreements, including the issuance and sale of the Shares and the reservation and issuance of the Underlying Shares, other than the approval of the Authorized Increase Amendment. Other than the approval of the Authorized Increase Amendment by the Company’s stockholders, all corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization of the Shares, the authorization, execution, delivery and performance of the Transaction Agreements and the consummation of the transactions contemplated herein, including the issuance and sale of the Shares and the reservation and issuance of the Underlying Shares, has been taken. This Agreement has been duly executed and delivered by the Company and assuming the due authorization, execution and delivery by the Investor and that this Agreement constitutes the legal, valid and binding agreement of the Investor, this Agreement constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors generally or by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law). Upon its execution by the Company and the other parties thereto and assuming that it constitutes legal, valid and binding agreements of the other parties thereto, the Registration Rights Agreement will constitute a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors generally or by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

3.5 Valid Issuance. The Shares being purchased by the Investor hereunder have been duly and validly authorized and, upon issuance pursuant to the terms hereof, against full payment therefor in accordance with the terms of this Agreement, will be duly and validly issued, fully paid and non-assessable and will be issued free and clear of any liens or other restrictions (other than those as provided in the Transaction Agreements, the Certificate of Designations or restrictions on transfer under applicable state and federal securities laws) and the holder of the Shares shall be entitled to all rights accorded to a holder of Convertible Preferred Stock set forth in the Certificate of Designations. Following the filing of the Authorized Increase Amendment with the Secretary of State of the State of Delaware, and on issuance in accordance with the Certificate of Designations, the Underlying Shares will be duly and validly issued, fully paid and non-assessable and will be free and clear of any liens or other restrictions (other than those as provided in this Transaction Agreement or restrictions on transfer under applicable state and federal securities laws) and the holder of the Underlying Shares shall be entitled to all rights accorded to a holder of Common Stock. Subject to the accuracy of the representations and warranties made by the Investor in Section 4 hereof, the offer and sale of the Shares and the issuance of the Underlying Shares to the Investor is and will be in compliance with applicable exemptions from (i) the registration and prospectus delivery requirements of the Securities Act and (ii) the registration and qualification requirements of applicable securities laws of the states of the United States.

3.6 No Conflict. The execution, delivery and performance of the Transaction Agreements by the Company, the issuance and sale of the Shares and the consummation of the other transactions contemplated by the Transaction Agreements will not (i) violate any provision of the Amended and Restated Certificate of Incorporation (other than conversion of Shares into the Underlying Shares prior to the effectiveness of the Authorized Increase Amendment) or Amended and Restated Bylaws of the Company, (ii) conflict with or result in a violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation, a change of control right or to a loss of a benefit under any agreement or instrument, credit facility, franchise, license, judgment, order, statute, law, ordinance, rule or regulations, applicable to the Company or any Significant Subsidiary or their respective properties or assets, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or any Significant Subsidiary is subject (including federal and state securities laws and regulations) and the rules and regulations of any self-regulatory organization to which the Company or its securities are subject, or by which any property or asset of the Company or any Significant Subsidiary is bound or affected, except, in the case of clauses (ii) and (iii), as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

3.7 Consents. Assuming the accuracy of the representations and warranties of the Investor, no consent, approval, authorization, filing with or order of or registration with, any court or governmental agency or body is required in connection with the authorization, execution or delivery by the Company of the Transaction Agreements, the issuance and sale of the Shares and the Underlying Shares and the performance by the Company of its other obligations under the Transaction Agreements, except such as (a) have been or will be obtained or made under the Securities Act or the Exchange Act, (b) the filing of any requisite notices and/or application(s) to the National Exchange for the issuance and sale of the Underlying Shares for trading or quotation, as the case may be, thereon in the time and manner required thereby, (c) customary post-closing filings with the SEC or pursuant to state securities laws in connection with the offer and sale of the Shares and the Underlying Shares by the Company in the manner contemplated herein, which will be filed on a timely basis, (d) the filing of the registration statement required to be filed by the Registration Rights Agreement, (e) the stockholder approval of the Authorized Increase Amendment and the filing of the Authorized Increase Amendment with the Secretary of State of the State of Delaware, (f) the filing of the Certificate of Designations with the Secretary of State of the State of Delaware or (g) such that the failure of which to obtain would not have a Material Adverse Effect. Other than with regards to the Authorized Increase Amendment, all notices, consents, authorizations, orders, filings and registrations which the Company is required to deliver or obtain prior to the Closing pursuant to the preceding sentence have been obtained or made or will be delivered or obtained or effected, and shall remain in full force and effect, on or prior to the Closing.

3.8 SEC Filings; Financial Statements.

(a) The Company has timely filed or furnished, as applicable, all forms, statements, certifications, reports and documents required to be filed or furnished by it with the SEC under the Exchange Act or the Securities Act for the one year preceding the date hereof (the “SEC Reports”). As of the time it was filed with, or furnished to, the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), each of the SEC Reports complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be), and the rules and regulations promulgated thereunder, and, as of the time they were filed or furnished, none of the SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. There are no outstanding or unresolved comments from the SEC staff with respect to the SEC Reports. None of the SEC Reports is the subject of an ongoing SEC review.

(b) The financial statements of the Company included in the SEC Reports (collectively, the “Financial Statements”) comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing (or to the extent corrected by a subsequent restatement) and fairly present in all material respects the financial position of the Company as of the dates indicated, and the results of its operations and cash flows for the periods therein specified, all in accordance with United States generally accepted accounting principles (“GAAP”) (except as otherwise noted therein, and in the case of unaudited financial statements, as permitted by Form 10-Q of the SEC, and except that the unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end adjustments) applied on a consistent basis unless otherwise noted therein throughout the periods therein specified. Except as set forth in the Financial Statements filed prior to the date hereof, the Company has not incurred any liabilities, contingent or otherwise, except (i) those incurred in the ordinary course of business, consistent with past practices since the date of such financial statements or (ii) liabilities not required under GAAP to be reflected in the Financial Statements, in either case, none of which, individually or in the aggregate, have had or would reasonably be expected to have a Material Adverse Effect.

3.9 Absence of Changes. Except as otherwise stated or disclosed in the 2026 SEC Reports, between June 30, 2026 and the date of this Agreement, (a) the Company has conducted its business only in the ordinary course of business and there have been no material transactions entered into by the Company (except for the execution and performance of this Agreement and the discussions, negotiations and transactions related thereto); (b) there has been no material change to any material contract or arrangement covered by clause (i) of the definition of “Material Contract” set forth in Section 1.1 hereof, and by which the Company is bound or to which any of its assets or properties is subject has been entered into that has not been disclosed in the 2026 SEC Reports; and (c) there has not been any other event or condition of any character that has had or would reasonably be expected to have a Material Adverse Effect.

3.10 Absence of Litigation. There is no action, suit, proceeding, arbitration, claim, investigation, charge, complaint or inquiry pending or, to the Company’s Knowledge, threatened against the Company or any Significant Subsidiary which, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect, nor are there any orders, writs, injunctions, judgments or decrees outstanding of any court or government agency or instrumentality and binding upon the Company or any Significant Subsidiary that have had or would reasonably be expected to have a Material Adverse Effect. Other than as disclosed in the 2026 SEC Reports, neither the Company nor any Significant Subsidiary, nor to the Knowledge of the Company, any director or officer of the Company or any Significant Subsidiary, is, or within the last ten years has been, the subject of any action (not withdrawn or dismissed) involving a claim of violation of or liability under federal or state securities laws relating to the Company or such Significant Subsidiary or a claim of breach of fiduciary duty relating to the Company or such Significant Subsidiary.

3.11 Compliance with Law; Permits. None of the Company or any Significant Subsidiary is in violation of, or, to the Company’s Knowledge, has received any notices of violations with respect to, any laws, statutes, ordinances, rules or regulations of any governmental body, court or government agency or instrumentality, except for violations which, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse

Effect. The Company and its Significant Subsidiaries have all required licenses, permits, certificates and other authorizations (collectively, “Governmental Authorizations”) from such federal, state or local government or governmental agency, department or body (each, a “Governmental Entity”) that are currently necessary for the operation of the business of the Company and its Significant Subsidiaries as currently conducted, except (a) where the failure to possess currently such Governmental Authorizations has not had and is not reasonably expected to have a Material Adverse Effect or (b) as disclosed to the Investor in writing on or prior to the date hereof. None of the Company or any Significant Subsidiary has received any written (or, to the Company’s Knowledge, oral) notice regarding any revocation or material modification of any such Governmental Authorization, which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, has or would reasonably be expected to result in a Material Adverse Effect.

3.12 Intellectual Property. The Company and its Significant Subsidiaries own, or have rights to use, all material inventions, patent applications, patents, trademarks, trade names, service names, service marks, copyrights, trade secrets, know how (including unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and other intellectual property as described in the 2026 SEC Reports necessary for, or used in the conduct of their respective businesses (including as described in the 2026 SEC Reports) (collectively, “Intellectual Property”), except where any failure to own, possess or acquire such Intellectual Property has not had, and would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Intellectual Property of the Company and its Significant Subsidiaries has not been adjudged by a court of competent jurisdiction to be invalid or unenforceable, in whole or in part. To the Company’s Knowledge: (i) there are no third parties who have any liens, security interests, or other encumbrances on any Intellectual Property; and (ii) there is no infringement by third parties of any Intellectual Property. Other than as disclosed in the 2026 SEC Reports, no formal legal proceeding is pending, or, to the Company’s Knowledge, is threatened: (A) challenging the Company’s or its Significant Subsidiaries’ rights in or to any Intellectual Property; (B) challenging the validity, enforceability or scope of any Intellectual Property; or (C) alleging that the Company or any of its Significant Subsidiaries infringes, misappropriates, or otherwise violates any patent, trademark, trade name, service name, copyright, trade secret or other proprietary rights of others, except, in each case, which, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect. The Company and its Significant Subsidiaries have complied in all material respects with the terms of each agreement pursuant to which Intellectual Property has been licensed to the Company or any of its Significant Subsidiaries in all material respects, and to the Company’s Knowledge all such agreements are in full force and effect. To the Company’s Knowledge, there are no material defects in any of the patents or patent applications included in the Intellectual Property. The Company and its Significant Subsidiaries have taken all reasonable steps to protect, maintain and safeguard their Intellectual Property.

3.13 Employee Benefits. Except as would not be reasonably likely to result in a Material Adverse Effect, each Benefit Plan has been established and administered in accordance with its terms and in compliance with the applicable provisions of ERISA, the Code, the Patient Protection and Affordable Care Act of 2010, as amended, and other applicable laws, rules and regulations. The Company and its Significant Subsidiaries are in compliance with all applicable federal, state and local laws, rules and regulations regarding employment, except for any failures to comply that are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect. There is no labor dispute, strike or work stoppage against the Company or its Significant Subsidiaries pending or, to the Knowledge of the Company, threatened which may interfere with the business activities of the Company, except where such dispute, strike or work stoppage is not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect.

3.14 Taxes. The Company and its Significant Subsidiaries have filed all federal, state and foreign income Tax Returns and other Tax Returns required to have been filed under applicable law (or extensions have been duly obtained) and have paid all Taxes required to have been paid by them, except for those which are being contested in good faith and except where failure to file such Tax Returns or pay such Taxes would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No assessment in connection with United States federal tax returns has been made against the Company. The charges, accruals and reserves on the books of the Company in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or reassessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not result in a Material Adverse Effect. No audits, examinations, or other proceedings with respect to any material amounts of Taxes of the Company and its Significant Subsidiaries are presently in progress or have been asserted or proposed in writing without subsequently being paid, settled or withdrawn. There are no liens on any of the assets of the Company. The Company, at all times since inception, has been and continues to be each classified as a corporation for U.S. federal income tax purposes. Neither the Company nor any of its Significant Subsidiaries has been a United States real property holding corporation within the meaning of Code Section 897I(2) during the period specified in Code Section 897(c)(1)(A)(ii).

3.15 Environmental Laws. The Company and its Significant Subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits and other Governmental Authorizations required under applicable Environmental Laws to conduct its business and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. None of the Company or any Significant Subsidiary has received since January 1, 2023, any written notice or other communication (in writing or otherwise), whether from a governmental authority or other Person, that alleges that the Company or any Significant Subsidiary is not in compliance with any Environmental Law and, to the Knowledge of the Company, there are no circumstances that may prevent or interfere with the Company’s or any Significant Subsidiary’s compliance in any material respects with any Environmental Law in the future, except where such failure to comply would not reasonably be expected to have a Material Adverse Effect. To the Knowledge of the Company: (i) no current or (during the time a prior property was leased or controlled by the Company) prior property leased or controlled by the Company or any Significant Subsidiary has received since January 1, 2023, any written notice or other communication relating to property owned or leased at any time by the Company, whether from a governmental authority, or other Person, that alleges that such current or prior owner or the Company or any Significant Subsidiary is not in compliance with or violated any Environmental Law relating to such property and (ii) the Company has no material liability under any Environmental Law.

3.16 Title. Each of the Company and its Significant Subsidiaries has good and marketable title to all personal property owned by it that is material to the business of the Company, free and clear of all liens, encumbrances and defects except such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or its Significant Subsidiaries, as the case may be. Any real property and buildings held under lease by the Company or its Significant Subsidiaries is held under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company or its Significant Subsidiaries, as the case may be. The Company does not own any real property.

3.17 Insurance. The Company carries or is entitled to the benefits of insurance in such amounts and covering such risks that is customary for comparably situated companies and, in the reasonable judgement of the Company, is adequate for the conduct of its business and the value of its properties (owned or leased) and assets, and each of such insurance policies is in full force and effect and the Company is in compliance in all material respects with the terms thereof. Other than customary end of policy notifications from insurance carriers, since January 1, 2023, the Company has not received any notice or other communication regarding any actual or possible: (i) cancellation or invalidation of any insurance policy or (ii) refusal or denial of any coverage, reservation of rights or rejection of any material claim under any insurance policy.

3.18 Nasdaq Stock Market. The issued and outstanding shares of Common Stock are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on the Nasdaq Global Market under the symbol “SMMT”. The Company is in compliance in all material respects with all applicable listing requirements of Nasdaq applicable to the Company. As of the date hereof, there is no suit, action, proceeding or investigation pending or, to the Knowledge of the Company, threatened against the Company by Nasdaq or the SEC, respectively, to prohibit or terminate the listing of the Common Stock on the Nasdaq Global Market or to deregister the Common Stock under the Exchange Act. The Company has taken no action as of the date hereof that is designed to terminate the registration of the Common Stock under the Exchange Act.

3.19 Sarbanes-Oxley Act. The Company is, and since January 1, 2023 has been, in compliance with all applicable requirements of the Sarbanes-Oxley Act of 2002 and applicable rules and regulations promulgated by the SEC thereunder.

3.20 Clinical Data and Regulatory Compliance. Except as would not reasonably be expected to result in a Material Adverse Effect: (i) the preclinical tests and clinical trials, and other studies used to support regulatory approval (collectively, “studies”) being conducted by the Company that are described in, or the results of which are referred to in, 2026 SEC Reports were and, if still pending, are being conducted in all material respects in accordance with the protocols, procedures and controls designed and approved for such studies and with standard medical and scientific research procedures; (ii) each description of the results of such studies is accurate and complete in all material respects and fairly presents the data derived from such studies, and the Company and its Significant Subsidiaries have no Knowledge of any other studies the results of which are inconsistent with, or otherwise call into question, the results described or referred to in the 2026 SEC Reports; (iii) the Company and its Significant Subsidiaries have made all such filings and obtained all such approvals as may be required by the FDA or from any other U.S. federal, state or local government or foreign government or Drug Regulatory Agency, or Institutional Review Board, each having jurisdiction over biopharmaceutical products (collectively, the “Regulatory Agencies”) for the conduct of its business as described in the 2026 SEC Reports; (iv) neither the Company nor any of its Significant Subsidiaries has received any notice of, or correspondence from, any Regulatory Agency requiring the termination or suspension of or imposing any clinical hold on any clinical trials that are described or referred to in the 2026 SEC Reports; and (v) the Company and its Significant Subsidiaries have each operated and currently are in compliance in all material respects with all applicable rules, regulations and policies of the Regulatory Agencies.

3.21 Compliance with Health Care Laws. The Company and its Significant Subsidiaries are in compliance in all material respects with all Health Care Laws to the extent applicable to the Company’s current business and research use only products. For purposes of this Agreement, “Health Care Laws” means: (i) the Federal Food, Drug, and Cosmetic Act (21 U.S.C. Section 301 et seq.) and the Public Health Service Act (42 U.S.C. Section 201 et seq.), and the regulations promulgated thereunder; (ii) all applicable federal, state, local and foreign health care fraud and abuse laws, including, without limitation, the Anti-Kickback Statute (42 U.S.C. Section 1320a-7b(b)); (iii) HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act (42 U.S.C. Section 17921 et seq.); (iv) the Patient Protection and Affordable Care Act of 2010, as amended by the Health Care and Education Reconciliation Act of 2010; (v) the European Union (“EU”) Clinical Trials Regulation (Regulation (EU) No. 536/2014); (vi) the EU Regulation regarding community procedures for authorization and supervision of medicinal products for human and veterinary use and establishing a European Medicines Agency (Regulation (EC) No. 726/2004); (vii) licensure, quality, safety and accreditation requirements under applicable federal, state, local or foreign laws or regulatory bodies; (viii) all other local, state, federal, national, supranational and foreign laws, relating to the regulation of the Company or its Significant Subsidiaries, and (ix) the regulations promulgated pursuant to such statutes and any state or non-U.S. counterpart thereof. Neither the Company nor any of its Significant Subsidiaries has received written or, to the Company’s Knowledge, oral notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any court or arbitrator or governmental or regulatory authority or third party alleging that any product operation or activity is in material violation of any Health Care Laws nor, to the Company’s Knowledge, is any such claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action threatened. The Company and its Significant Subsidiaries have filed, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Health Care Laws, and all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete and accurate on the date filed in all material respects (or were corrected or supplemented by a subsequent submission). Neither the Company nor any of its Significant Subsidiaries is a party to any corporate integrity agreements, monitoring agreements, consent decrees, settlement orders, or similar agreements with or imposed by any governmental or regulatory authority. Additionally, neither the Company, any of its Significant Subsidiaries nor any of their respective employees, officers, directors, or, to the Knowledge of the Company, agents has been excluded, suspended or debarred from participation in any U.S. federal health care program or human clinical research or, to the Knowledge of the Company, is subject to a governmental inquiry, investigation, proceeding, or other similar action that could reasonably be expected to result in debarment, suspension, or exclusion.

3.22 Accounting Controls and Disclosure Controls and Procedures. The Company maintains a system of internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) that is designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including policies and procedures sufficient to provide reasonable assurance (i) that the Company maintains records that in reasonable detail accurately and fairly reflect the Company’s transactions and dispositions of assets, (ii) that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, (iii) that receipts and expenditures are made only in accordance with authorizations of management and the Board of Directors and (iv) regarding prevention or timely detection of the unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on the Company’s financial statements. Except as disclosed in the Company’s SEC Reports filed prior to the date hereof, the Company has not identified any material weaknesses in the design or operation of the Company’s internal control over financial reporting. The Company’s “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) are designed to provide reasonable assurance that all information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure.

3.23 Price Stabilization of Common Stock. The Company has not taken, nor will it take, directly or indirectly, any action designed to stabilize or manipulate the price of the Common Stock to facilitate the sale or resale of the Shares or the Underlying Shares.

3.24 Investment Company Act. The Company is not, and immediately after receipt of payment for the Common Stock will not be, an “investment company” within the meaning of the U.S. Investment Company Act of 1940, as amended.

3.25 General Solicitation; No Integration or Aggregation. Neither the Company nor any other person or entity authorized by the Company to act on its behalf has engaged in a general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) of investors with respect to offers or sales of Common Stock pursuant to this Agreement. The Company has not, directly or indirectly, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which, to its Knowledge, is or will be (i) integrated with the Shares sold pursuant to this Agreement for purposes of the Securities Act or (ii) aggregated with prior offerings by the Company for the purposes of the rules and regulations of the Nasdaq Global Market. Assuming the accuracy of the representations and warranties of the Investor set forth in Section 4, neither the Company nor any of its Affiliates, its Significant Subsidiaries nor any Person acting on their behalf has, directly or indirectly, made any offers or sales of any Company security or solicited any offers to buy any Company security, under circumstances that would adversely affect reliance by the Company on Section 4(a)(2) and/or Rule 506 of Regulation D promulgated thereunder for the exemption from registration for the transactions contemplated hereby.

3.26 Brokers and Finders. Neither the Company nor any other Person authorized by the Company to act on its behalf has retained, utilized or been represented by any broker or finder in connection with the transactions contemplated by this Agreement.

3.27 Reliance by the Investor. The Company acknowledges that the Investor will rely upon the truth and accuracy of, and the Company’s compliance with, the representations, warranties, agreements, acknowledgements and understandings of the Company set forth herein.

3.28 No Disqualification Events. With respect to the Shares to be offered and sold hereunder in reliance on Rule 506 under the Securities Act, neither the Company nor any of its (i) predecessors, (ii) affiliates, (iii) directors, (iv) executive officers, (v) non-executive officers participating in the placement contemplated by this Agreement, (vi) beneficial owners of 20% or more of its outstanding voting equity securities (calculated on the basis of voting power), (vii) promoters, or (viii) investment managers (including any of such investment managers’ directors, executive officers or officers participating in the placement contemplated by this Agreement) or general partners or managing members of such investment managers (including any of such general partners’ or management members’ directors, executive officers or officers participating in the placement contemplated by this Agreement) (each, an “Issuer Covered Person” and, together, “Issuer Covered Persons”) is subject to the disqualification provisions of Rule 506(d)(1)(i-viii) of Regulation D under the Securities Act (a “Disqualification Event”).

3.29 Other Covered Persons. The Company is not aware of any person (other than any Issuer Covered Person) that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of any Shares.

3.30 Notice of Disqualification Events. The Company will notify the Investor in writing, prior to the Closing Date of (i) any Disqualification Event relating to any Issuer Covered Person and (ii) any event that would, with the passage of time, reasonably be expected to become a Disqualification Event relating to any Issuer Covered Person, in each case of which it is aware.

3.31 No Stockholder Approval. Other than with regard to the approval of the Authorized Increase Amendment, no vote or approval of the Company’s stockholders is required to approve this Agreement or the transactions contemplated hereby.

3.32 Anti-Bribery and Anti-Money Laundering Laws. Each of the Company, its Significant Subsidiaries and, to the Knowledge of the Company, any of their respective officers, directors, supervisors, managers, agents, or employees are and have at all times been in compliance with and its participation in the offering will not violate: (A) anti-bribery laws, including but not limited to, any applicable law, rule, or regulation of any locality, including but not limited to any law, rule, or regulation promulgated to implement the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, signed December 17, 1997, including the U.S. Foreign Corrupt Practices Act of 1977, as amended, the U.K. Bribery Act 2010, or any other law, rule or regulation of similar purposes and scope or (B) anti-money laundering laws, including, but not limited to, applicable federal, state, international, foreign or other laws, regulations or government guidance regarding anti-money laundering, including, without limitation, Title 18 US. Code sections 1956 and 1957, the Patriot Act, the Bank Secrecy Act, and international anti-money laundering principles or procedures by an intergovernmental group or organization, such as the Financial Action Task Force on Money Laundering, of which the United States is a member and with which designation the United States representative to the group or organization continues to concur, all as amended, and any executive order, directive, or regulation pursuant to the authority of any of the foregoing, or any orders or licenses issued thereunder.

3.33 Cybersecurity. The Company and its Significant Subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its Significant Subsidiaries as currently conducted, and, to the Knowledge of the Company, are free and clear of all material Trojan horses, time bombs, malware and other malicious code. The Company and its Significant Subsidiaries have implemented and maintained commercially reasonable physical, technical and administrative controls designed to maintain and protect the confidentiality, integrity, availability, privacy and security of all sensitive, confidential or regulated data (“Confidential Data”) used or maintained in connection with their businesses and Personal Data (defined below), and the integrity, availability continuous operation, redundancy and security of all IT Systems. “Personal Data” means the following data used in connection with the Company’s and its Significant Subsidiaries’ businesses and in their possession or control: (i) a natural person’s name, street address, telephone number, e-mail address, photograph, social security number or other tax identification number, driver’s license number, passport number, credit card number or bank information; (ii) information that identifies or may reasonably be used to identify an individual; (iii) any information that would qualify as “protected health information” under the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act (collectively, “HIPAA”); and (iv) any information that would qualify as “personal data,” “personal information” (or similar term) under the Privacy Laws. To the Company’s Knowledge, there have been no breaches, outages or unauthorized uses of or access to the Company’s IT Systems, Confidential Data, or Personal Data that would require notification under Privacy Laws (as defined below).

3.34 Compliance with Data Privacy Laws. The Company and its Significant Subsidiaries are, and at all prior times were, in material compliance with all applicable state, federal and foreign data privacy and security laws and regulations regarding the collection, use, storage, retention, disclosure, transfer, disposal, or any other processing (collectively “Processing”) of Personal Data, including without limitation HIPAA, the EU General Data Protection Regulation (Regulation (EU) No. 2016/679), all other local, state, federal, national, supranational and foreign laws relating to the regulation of the Company or its Significant Subsidiaries, and the regulations promulgated pursuant to such statutes and any state or non-U.S. counterpart thereof (collectively, the “Privacy Laws”). To ensure material compliance with the Privacy Laws, the Company and its Significant Subsidiaries have in place, comply with, and take all appropriate steps necessary to ensure compliance in all material respects with their policies and procedures relating to data privacy and security, and the Processing of Personal Data and Confidential Data (the “Privacy Statements”). The Company and its Significant Subsidiaries have, except as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, at all times since inception provided accurate notice of its Privacy Statements then in effect to its customers, employees, third party vendors and representatives. None of such disclosures made or contained in any Privacy Statements have been materially inaccurate, misleading, incomplete, or in material violation of any Privacy Laws.

3.35 Transactions with Affiliates and Employees. No relationship, direct or indirect, exists between or among the Company, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company, on the other hand, that is or would be required to be described in the SEC Reports that is not so described.

3.36 Reliance. The Company has a reasonable basis for making each of the representations set forth in this Section 3. The Company acknowledges that the Investor is relying upon the accuracy and truthfulness of the foregoing representations made by the Company hereunder.

3.37 Shell Company Status. The Company is not, and has never been, an issuer identified in Rule 144(i)(1).

3.38 Material Contracts. Each Material Contract is valid and binding on the Company and each Significant Subsidiary of the Company that is a party thereto and, to the Company’s Knowledge, each other party thereto and is enforceable in accordance with its terms, and is in full force and effect, except where the failure to be valid and binding and in full force and effect, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect. The Company and each of its Significant Subsidiaries, and, to the Company’s Knowledge, any other party thereto, has performed all material obligations required to be performed by it under each Material Contract. No event has occurred that, whether or not with notice or lapse of time or both, would constitute a breach or default under, or result in an acceleration of rights or an event of termination pursuant to, any Material Contract by the Company or any of its Significant Subsidiaries, or, to the Company’s Knowledge, any other party thereto. As of the date hereof, neither the Company nor any of its Significant Subsidiaries has received written notice that it has breached, violated or defaulted under any Material Contract. The Company has made available (via EDGAR or otherwise) to the Investor a true and correct copy of each Material Contract (including all amendments thereto), other than any Material Contract of the type set forth in clause (iii) of the definition thereof.

4. Representations and Warranties of The Investor. The Investor represents and warrants to the Company that the statements contained in this Section 4 are true and correct as of the date hereof and the Closing Date:

4.1 Organization. The Investor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has the requisite power and authority to own, lease and operate its properties and to carry on its business as now conducted.

4.2 Authorization. The Investor has all requisite corporate or similar power and authority to enter into this Agreement and the other Transaction Agreements to which it will be a party and to carry out and perform its obligations hereunder and thereunder. All corporate, member or partnership action on the part of the Investor or its stockholders, members or partners necessary for the authorization, execution, delivery and performance of this Agreement and the other

Transaction Agreements to which it will be a party and the consummation of the other transactions contemplated herein has been taken. The signature of the Investor on this Agreement is genuine and the signatory to this Agreement, if the Investor is an individual, has the legal competence and capacity to execute the same or, if the Investor is not an individual, the signatory has been duly authorized to execute the same on behalf of the Investor. Assuming this Agreement constitutes the legal and binding agreement of the Company, this Agreement constitutes a legal, valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms, except as such enforceability may be limited or otherwise affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and/or similar laws relating to or affecting the rights of creditors generally or by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

4.3 No Conflicts. The execution, delivery and performance of the Transaction Agreements by the Investor, the purchase of the Shares in accordance with their terms and the consummation by the Investor of the other transactions contemplated hereby will not conflict with or result in any violation of, breach or default by the Investor (with or without notice or lapse of time, or both) under, conflict with, or give rise to a right of termination, cancellation or acceleration of any obligation, a change of control right or to a loss of a material benefit under (i) any provision of the organizational documents of the Investor, including, without limitation, its incorporation or formation papers, bylaws, indenture of trust or partnership or operating agreement, as may be applicable or (ii) any agreement or instrument, undertaking, credit facility, franchise, license, judgment, order, ruling, statute, law, ordinance, rule or regulations, applicable to the Investor or its respective properties or assets, except, in the case of clause (ii), as would not, individually or in the aggregate, be reasonably expected to materially delay or hinder the ability of the Investor to perform its obligations under the Transaction Agreements.

4.4 Residency. The Investor’s offices in which its investment decision with respect to the Shares was made are located at the address specified in Section 8.3(b).

4.5 Brokers and Finders. The Investor has not retained, utilized or been represented by any broker or finder in connection with the transactions contemplated by this Agreement whose fees the Company would be required to pay.

4.6 Investment Representations and Warranties. The Investor hereby represents and warrants that it, as of the date hereof, is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an institutional “accredited investor” as that term is defined in Rule 501(a) under Regulation D promulgated pursuant to the Securities Act. The Investor further represents and warrants that it is capable of evaluating the merits and risk of such investment. The Investor understands and agrees that the offering and sale of the Shares has not been registered under the Securities Act or any applicable state securities laws and is being made in reliance upon federal and state exemptions for transactions not involving a public offering which depend upon, among other things, the bona fide nature of the investment intent and the accuracy of the Investor’s representations as expressed herein.

4.7 Intent. The Investor is purchasing the Shares solely for investment purposes, for the Investor’s own account and not for the account of others, and not with a view to the resale or distribution of any part thereof in violation of the Securities Act, and the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the Securities Act without prejudice, however, to the Investor’s right at all times to sell or otherwise dispose of all or any part of such Shares in compliance with applicable federal and state securities laws. Notwithstanding the foregoing, if the Investor is purchasing the Shares as a fiduciary or agent for one or more investor accounts, the Investor has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account. The Investor has no present arrangement to sell the Shares to or through any person or entity. The Investor understands that the Shares must be held indefinitely unless such Shares are resold pursuant to a registration statement under the Securities Act or an exemption from registration is available. Nothing contained herein shall be deemed a representation or warranty by the Investor to hold the Shares for any period of time.

4.8 Investment Experience; Ability to Protect Its Own Interests and Bear Economic Risks. The Investor acknowledges that it can bear the economic risk and complete loss of its investment in the Shares and has knowledge and experience in finance, securities, taxation, investments and other business matters as to be capable of evaluating the merits and risks of investments of the kind described in this Agreement and contemplated hereby, and the Investor has had an opportunity to seek, and has sought, such accounting, legal, business and tax advice as the Investor has considered necessary to make an informed investment decision.

The Investor acknowledges that the Investor (i) is a sophisticated investor, experienced in investing in private placements of equity securities and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities and (ii) has exercised independent judgment in evaluating its participation in the purchase of the Shares. The Investor acknowledges that the Investor is aware that there are substantial risks incident to the purchase and ownership of the Shares, including those set forth in the Company’s filings with the SEC. Alone, or together with any professional advisor(s), the Investor has adequately analyzed and fully considered the risks of an investment in the Shares and determined that the Shares are a suitable investment for the Investor. The Investor is, at this time and in the foreseeable future, able to afford the loss of the Investor’s entire investment in the Shares and the Investor acknowledges specifically that a possibility of total loss exists.

4.9 Independent Investment Decision. The Investor understands that nothing in the Transaction Agreements or any other materials presented by or on behalf of the Company to the Investor in connection with the purchase of the Shares constitutes legal, tax or investment advice. The Investor has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Shares.

4.10 Shares Not Registered; Legends. The Investor acknowledges and agrees that the Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act, and the Investor understands that the Shares have not been registered under the Securities Act, by reason of their issuance by the Company in a transaction exempt from the registration requirements of the Securities Act, and that the Shares must continue to be held and may not be offered, resold, transferred, pledged or otherwise disposed of by the Investor unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration and in each case in accordance with any applicable securities laws of any state of the United States. The Investor understands that the exemptions from registration afforded by Rule 144 (the provisions of which are known to it) promulgated under the Securities Act depend on the satisfaction of various conditions including, but not limited to, the time and manner of sale, the holding period and on requirements relating to the Company which are outside of the Investor’s control and which the Company may not be able to satisfy, and that, if applicable, Rule 144 may afford the basis for sales only in limited amounts. The Investor acknowledges and agrees that it has been advised to consult legal counsel prior to making any offer, resale, transfer, pledge or disposition of any of the Shares. The Investor acknowledges that no federal or state agency has passed upon or endorsed the merits of the offering of the Shares or made any findings or determination as to the fairness of this investment.

The Investor understands that any certificates or book entry notations evidencing the Shares may bear one or more legends in substantially the following form and substance:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED UNLESS (I) SUCH SECURITIES HAVE BEEN REGISTERED FOR SALE PURSUANT TO THE SECURITIES ACT, (II) SUCH SECURITIES MAY BE SOLD PURSUANT TO RULE 144, (III) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSFER MAY LAWFULLY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT, OR (IV) THE SECURITIES ARE TRANSFERRED WITHOUT CONSIDERATION TO AN AFFILIATE OF SUCH HOLDER OR A CUSTODIAL NOMINEE (WHICH FOR THE AVOIDANCE OF DOUBT SHALL REQUIRE NEITHER CONSENT NOR THE DELIVERY OF AN OPINION).”

In addition, the Shares may contain a legend regarding affiliate status of the Investor, if applicable.

4.11 No General Solicitation. The Investor acknowledges and agrees that the Investor is purchasing the Shares directly from the Company. Investor became aware of this offering of the Shares solely by means of direct contact from the Company as a result of a pre-existing, substantive relationship with the Company and/or their respective advisors (including, without limitation, attorneys, accountants, bankers, consultants and financial advisors), agents, control persons, representatives, affiliates, directors, officers, managers, members, and/or employees, and/or the representatives of such persons. The Shares were offered to Investor solely by direct contact between Investor and the Company and/or their respective representatives. Investor did not become aware of this offering of the Shares, nor were the Shares offered to Investor, by any other means, and none of the Company and/or its representatives acted as investment advisor, broker or dealer to Investor. The Investor is not purchasing the Shares as a result of any general or public solicitation or general advertising, or publicly disseminated advertisement, article, notice or other communication regarding the Shares published in any newspaper, magazine or similar media or broadcast over television, radio or the internet or presented at any seminar or any other general solicitation or general advertisement, including any of the methods described in Section 502(c) of Regulation D under the Securities Act.

4.12 Access to Information. In making its decision to purchase the Shares, Investor has relied solely upon independent investigation made by Investor, upon the SEC Reports and upon the representations, warranties and covenants set forth herein. The Investor acknowledges and agrees that the Investor has received such information as the Investor deems necessary in order to make an investment decision with respect to the Shares, including, with respect to the Company. Without limiting the generality of the foregoing, the Investor acknowledges that copies of the 2026 SEC Reports are available on EDGAR at www.sec.gov. The Investor acknowledges and agrees that the Investor and the Investor’s professional advisor(s), if any, have had the opportunity to ask such questions, receive such answers and obtain such information from the Company regarding the Company, its business and the terms and conditions of the offering of the Shares as the Investor and the Investor’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Shares and that the Investor has independently made its own analysis and decision to invest in the Company. Neither such inquiries nor any other due diligence investigation conducted by the Investor shall modify, limit or otherwise affect the Investor’s right to rely on the Company’s representations and warranties contained in this Agreement.

4.13 Certain Trading Activities. Other than consummating the transaction contemplated hereby, the Investor has not, nor has any Person acting on behalf of or pursuant to any understanding with the Investor, directly or indirectly executed any purchases or sales, including Short Sales, of the securities of the Company during the period commencing as of the time that the Investor was first contacted by the Company or any other Person regarding the transaction contemplated hereby and ending immediately prior to the date hereof. Notwithstanding the foregoing, the representation set forth above shall not apply to any purchase or sale of securities of the Company (a) effected by or on behalf of any pension plan, benefit plan trust, treasury function or index-tracking or passively managed account of the Investor or any of its Affiliates, in each case where the investment decision was made without the direction of, and by persons having no knowledge of, the transactions contemplated hereby, or (b) effected by any Affiliate of the Investor that is subject to information barriers reasonably designed to prevent the communication of information regarding the transactions contemplated hereby. Other than to other Persons party to this Agreement and to its advisors and agents who had a need to know such information, the Investor has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). Notwithstanding the foregoing, for avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to the identification of the availability of, or securing of, available shares to borrow in order to effect Short Sales or similar transactions in the future.

4.14 Disqualification Event. To the extent the Investor is one of the covered persons identified in Rule 506(d)(1), the Investor represents that no Disqualification Event is applicable to the Investor or any of its Rule 506(d) Related Parties (as defined below), except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable. The Investor hereby agrees that it shall notify the Company promptly in writing in the event a Disqualification Event becomes applicable to the Investor or any of its Rule 506(d) Related Parties, except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable. For purposes of this Section, “Rule 506(d) Related Party” means a person or entity that is a beneficial owner of the Investor’s securities for purposes of Rule 506(d) of the Securities Act.

4.15 Sufficiency of Funds. At the Closing, the Investor will have sufficient cash on hand or other sources of immediately available funds to enable it to make payment of the Aggregate Purchase Amount (and any other amounts owing hereunder) and consummate the transactions contemplated hereunder.

5. Covenants.

5.1 Further Assurances. Each party agrees to cooperate with each other and their respective officers, employees, attorneys, accountants and other agents, and, generally, do such other reasonable acts and things in good faith as may be necessary to effectuate the intents and purposes of this Agreement, subject to the terms and conditions hereof and compliance with applicable law, including taking reasonable action to facilitate the filing of any document or the taking of reasonable action to assist the other parties hereto in complying with the terms hereof. The Investor acknowledges that the Company will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Agreement. Prior to the Closing, the Investor agrees to promptly notify the Company if any of the acknowledgments, understandings, agreements, representations and warranties set forth in Section 4 of this Agreement are no longer accurate.

5.2 Listing. The Company shall use commercially reasonable efforts to maintain the listing and trading of its Common Stock on the Nasdaq Global Market and, in accordance therewith, will use reasonable best efforts to comply in all material respects with the Company’s reporting, filing and other obligations under the rules and regulations of Nasdaq.

5.3 Disclosure of Transactions. The Company shall, by 5:30 p.m., New York City time, on the first (1st) Business Day immediately following the date hereof, file with the SEC one or more Current Reports on Form 8-K (including all exhibits thereto, the “Disclosure Documents”) disclosing all material terms of the transactions contemplated hereby and by the other Transaction Agreements and attaching this Agreement and the other Transaction Agreements as exhibits to such Disclosure Documents; provided that the Company shall allow the Investor reasonable time to comment on such Disclosure Documents in advance of such filing (and the Company shall consider such comments in good faith).

5.4 Integration. The Company shall not, and shall use its commercially reasonable efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that will be integrated with the offer or sale of the Shares in a manner that would require the registration under the Securities Act of the sale of the Shares to the Investor, or that will be integrated with the offer or sale of the Shares for purposes of the rules and regulations of any National Exchange such that it would require stockholder approval prior to the closing of such other transaction unless stockholder approval is obtained before the closing of such subsequent transaction.

5.5 Removal of Legends.

(a) In connection with any sale, assignment, transfer or other disposition of the Underlying Shares by the Investor pursuant to Rule 144 or pursuant to any other exemption under the Securities Act such that the purchaser acquires freely tradable shares and upon compliance by the Investor with the requirements of this Agreement, if requested by the Investor by notice to the Company, the Company shall request the Transfer Agent to remove any restrictive legends related to the book entry account holding such shares and make a new, unlegended entry for such book entry shares sold or disposed of without restrictive legends as soon as reasonably practicable following any such request therefor from the Investor, provided that the Company has timely received from the Investor customary representations and other documentation reasonably acceptable to the Company in connection therewith. The Company shall be responsible for the fees of its Transfer Agent and its legal counsel associated with such legend removal.

(b) Subject to receipt from the Investor by the Company and the Transfer Agent of customary representations and other documentation reasonably acceptable to the Company and the Transfer Agent in connection therewith, upon the earliest of such time as the Underlying Shares (i) have been registered under the Securities Act pursuant to an effective registration statement or (ii) have been sold pursuant to Rule 144, the Company shall, in accordance with the provisions of this Section 5.5 and as soon as reasonably practicable following any request therefor from the Investor accompanied by such customary and reasonably acceptable documentation referred to above, (A) deliver to the Transfer Agent irrevocable instructions that the Transfer Agent shall make a new, unlegended entry for such book entry shares, and (B) cause its counsel to deliver to the Transfer Agent one or more opinions to the effect that the removal of such legends in such circumstances may be effected under the Securities Act if required by the Transfer Agent to effect the removal of the legend in accordance with the provisions of this Agreement.

5.6 Withholding Taxes. The Investor agrees to furnish the Company with any information, representations and forms as shall reasonably be requested by the Company from time to time to assist the Company in complying with any applicable tax law (including any withholding obligations).

5.7 Fees and Taxes. The Company shall be solely responsible for the payment of any financial advisory fees, or broker’s commissions (other than for Persons engaged by the Investor) relating to or arising out of the transactions contemplated hereby.

5.8 No Conflicting Agreements. The Company will not take any action, enter into any agreement or make any commitment that would conflict or interfere in any material respect with the Company’s obligations to the Investor under the Transaction Agreements.

5.9 Reporting Status. The Company shall timely file all reports required to be filed with the SEC pursuant to the Exchange Act, and the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would otherwise permit such termination.

5.10 Indemnification.

(a) The Company agrees to indemnify and hold harmless the Investor and its Affiliates, and their respective directors, officers, trustees, members, managers, employees, investment advisers and agents (collectively, the “Indemnified Persons”), from and against any and all losses, claims, damages, liabilities and expenses (including without limitation reasonable and documented attorney fees and disbursements and other documented out-of-pocket expenses reasonably incurred in connection with investigating, preparing or defending any action, claim or proceeding, pending or threatened and the costs of enforcement thereof) to which such Indemnified Person becomes subject as a result of any breach of representation, warranty, covenant or agreement made by or to be performed on the part of the Company under the Transaction Agreements, and will reimburse any such Indemnified Person for all such amounts as they are incurred by such Indemnified Person solely to the extent such amounts have been finally judicially determined not to have resulted from such Indemnified Person’s fraud or willful misconduct.

(b) Any Indemnified Person shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) solely with respect to such claims brought by third parties, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided that any Indemnified Person shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (A) the indemnifying party has agreed in writing to pay such fees or expenses, (B) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such Indemnified Person or (C) in the reasonable judgment of any such Indemnified Person, based upon written advice of its counsel, a conflict of interest exists between such Indemnified Person and the indemnifying party with respect to such claims (in which case, if the Indemnified Person notifies the indemnifying party in writing that such Indemnified Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such Indemnified Person); and provided, further, that the failure of any indemnified party to give written notice as provided herein shall not relieve the indemnifying party of its obligations hereunder, except to the extent that such failure to give notice shall materially adversely affect the indemnifying party in the defense of any such claim or litigation. In connection with a third-party claim, it is understood that the indemnifying party shall not, in connection with any proceeding in the same jurisdiction, be liable for fees or expenses of more than one separate firm of attorneys at any time for all such indemnified parties. No indemnifying party will, except with the consent of the indemnified party, which consent shall not be unreasonably withheld, conditioned or delayed, consent to entry of any judgment or enter into any settlement unless such judgment or settlement (i) imposes no liability or obligation on, (ii) includes as an unconditional term thereof the giving of a complete, explicit and unconditional release from the party bringing such indemnified claims of all liability of the indemnified party in respect of such claim or litigation in favor of and (iii) does not include any admission of fault, culpability, wrongdoing, or wrongdoing or malfeasance by or on behalf of, the indemnified party. No indemnified party will unreasonably, except with the consent of the indemnifying party, withhold, condition or delay, consent to entry of any judgment or enter into any settlement. Notwithstanding anything to the contrary contained in this Agreement, the Company shall have no obligation to indemnify the Investor or any of its Affiliates with respect to any action, claim or proceeding, pending or threatened brought derivatively in the right of the Investor by one or more direct or indirect equity holders of the Investor, solely in their capacities as such, against the Investor or any of its Affiliates, partners, members, managers, directors, officers or other representatives.

5.11 Subsequent Equity Sales in a Public Offering. From the date hereof until the earlier of (a) sixty (60) days after the Closing Date and (b) the Business Day immediately following the effective date of the registration statement filed pursuant to the Registration Rights Agreement, the Company shall not (A) effect a reverse stock split, recapitalization, share consolidation, reclassification or similar transaction affecting the outstanding Common Stock or (B) file with the SEC a registration statement under the Securities Act relating to any shares of Common Stock or Common Stock Equivalents, except pursuant to the terms of the Registration Rights Agreement. Notwithstanding the foregoing, the provisions of this Section 5.11 shall not apply to the filing of a registration statement on Form S-8 under the Securities Act to register the offer and sale of securities on an equity incentive plan or employee stock purchase plan.

5.12 Regulatory Approvals.

(a) Each of the Company and the Investor shall, if applicable, (i) file, as promptly as practicable (and in any event no later than twenty (20) Business Days) after the date (the “Notification Date”) on which the Investor delivers to the Company notice in writing that the Investor wishes to convert the Shares pursuant to the Certificate of Designations (which notice may be delivered by the Investor at any time in its sole discretion), the notification and report form as required under the HSR Act with respect to the acquisition of the Underlying Shares by the Investor prior to conversion of the Shares pursuant to the Certificate of Designations, and (ii) make, as promptly as practicable after the Notification Date, all other filings, notifications and submissions with any Governmental Entity as are required under any other antitrust, competition, merger control or foreign investment law in connection with such acquisition. Each party shall use its reasonable best efforts to obtain the Regulatory Approvals as promptly as practicable following notice from the Investor of an intention to convert the Shares, including by supplying as promptly as practicable any additional information or documentary material that may be requested by any Governmental Entity.

(b) The Company and the Investor shall cooperate with one another in good faith to (i) promptly determine whether any filing or notification is required to be made, or any consent, approval, clearance or authorization is required to be obtained, from any Governmental Entity under any antitrust, competition, merger control or foreign investment law in connection with the acquisition of the Underlying Shares by the Investor on conversion of the Shares pursuant of the Certificate of Designations and (ii) if applicable, promptly make any such filing, furnish the information required in connection therewith and seek to obtain timely any such consent, approval, clearance or authorization that the parties determine is so required.

(c) Each party shall, subject to any restrictions under applicable law, (i) promptly notify the other of, and furnish the other with copies of (or, in the case of oral communications, advise the other of the contents of), any material communication received by it from a Governmental Entity in connection with the foregoing provisions of this Section 5.12 (and, where relevant, the acquisition of the Shares), and permit the other to review and discuss in advance, and consider in good faith any comments made by the other in relation to, any proposed draft filing, submission or other written communication to a Governmental Entity; (ii) keep the other reasonably informed on a current basis with respect to the status of any such filing or submission and of any developments, meetings or discussions with any Governmental Entity in respect thereof; and (iii) not independently participate in any meeting, hearing, proceeding or substantive discussion with or before any Governmental Entity in respect of the transactions contemplated hereby without giving the other reasonable prior notice and, unless prohibited by such Governmental Entity, the opportunity to attend or participate. Either party may designate any non-public or competitively sensitive information provided to a Governmental Entity as restricted to outside counsel only, and may redact valuation and related information, before sharing such information with the other party. The Investor shall solely determine the strategy for obtaining any Regulatory Approvals, including under the HSR Act.

(d) Notwithstanding anything to the contrary contained in this Agreement, neither the Company nor the Investor nor any of their respective Affiliates shall be required to (x) litigate or contest any administrative or judicial action or proceeding or any order, writ, injunction, judgment or decree, whether temporary, preliminary or permanent, challenging or seeking to restrain, prohibit or place conditions on the consummation of the transactions contemplated by this Agreement (including the conversion of the Shares pursuant to the Certificate of Designations) or (y) agree to, offer, negotiate, commit to or effect, by consent decree, hold separate order or otherwise, (i) the sale, divestiture, transfer, license, disposition or holding separate of any capital stock or other equity or voting interest, assets (whether tangible or intangible), rights, properties, products or businesses of the Company or the Investor or any of their respective Affiliates; (ii) the termination, modification or assignment of any existing relationship, joint venture, contract or obligation of the Company or the Investor or any of their respective Affiliates; (iii) the modification of any course of conduct regarding the future operations of the Company or the Investor or any of their respective Affiliates; (iv) any other restriction on the activities of the Company or the Investor or any of their respective Affiliates, including on the ownership, voting or exercise of rights in respect of the Shares or the Underlying Shares (other than as provided in the last sentence of this Section 5.12(d)); (v) the initiation, contest, defense or appeal of any action or proceeding against any Governmental Entity; or (vi) any commitment to seek prior approval from any Governmental Entity of any future transaction. Solely for purposes of clarity, nothing contained in this Section 5.12(d) shall in any way impact the obligations of the Investor set forth in Section 5.18 of this Agreement.

5.13 Conduct of the Business. Except (x) as required by applicable law, (y) as consented to in writing by the Investor, or (z) as required or expressly provided for by this Agreement, during the period from the date hereof until the earlier of the Closing or the valid termination of this Agreement pursuant to Section 7, (a) the Company shall use its commercially reasonable efforts to conduct its operations in all material respects in the ordinary course of business and (b) without limiting the generality of the foregoing, the Company shall not, and shall cause each of its Significant Subsidiaries not to declare, set aside, make or pay any dividend or distribution (whether in cash, stock or property) on any shares of its capital stock.

5.14 Information Rights; Financial Reporting Cooperation. From and after the Closing, the Company shall provide the Investor with information sufficient to enable the Investor to account for its investment in accordance with IFRS and satisfy its financial reporting obligations.

5.15 Preemptive Rights.

(a) Subject to Section 5.15(g), after the Closing and for so long as the Investor and its Affiliates collectively beneficially own (within the meaning of Rule 13d-3 under the Exchange Act) at least fifty percent (50%) of the Shares purchased from the Company under this Agreement (treating, for this purpose, any Underlying Shares then held as the Shares from which they were converted), if the Company proposes to issue any shares of Common Stock or any Common Stock Equivalents to any Person, the Investor shall have the right (the “Preemptive Right”), but not the obligation, to purchase its Proportionate Percentage of such shares of Common Stock or Common Stock Equivalents, at a price per security equal to the lowest price per security at which such securities are to be offered in such issuance and otherwise on the same terms as those on which such securities are proposed to be issued and sold. As used in this Section 5.15 “Proportionate Percentage” means, with respect to any issuance, the percentage equal to (i) the number of shares of Common Stock, determined on an as-converted basis, collectively beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) by the Investor and its Affiliates divided by (ii) the number of shares of Common Stock issued and outstanding, in each case as of the close of business on the date of the applicable Preemptive Offer Notice. In the case of a proposed issuance of Common Stock or any Common Stock Equivalents for consideration in whole or in part other than cash, including securities acquired in exchange therefor, the consideration other than cash shall be deemed to be cash in an amount equal to the fair value of such consideration as reasonably determined by the Board of Directors; provided, that such fair value as determined by the Board of Directors shall not exceed the aggregate market price of the securities being offered as of the date the Board of Directors authorizes the offering of such securities.

(b) Not later than seven (7) Business Days prior to any issuance giving rise to the Preemptive Right under Section 5.15(a), the Company shall deliver to the Investor a notice (the “Preemptive Offer Notice”) that (i) includes the principal terms and conditions of the proposed issuance, including (A) the number and type of securities proposed to be issued, (B) the price per security and (C) the proposed issuance date, (ii) sets forth the Investor’s Proportionate Percentage and (iii) offers to sell to the Investor its Proportionate Percentage of such securities at the price and on the terms and conditions set forth therein. For clarity, a Preemptive Offer Notice shall not be required to disclose the name of any Person participating in such proposed issuance. The Preemptive Offer Notice shall by its terms remain open for a period of seven (7) Business Days from the date of delivery thereof (the “Election Period”) and shall specify the date on which such securities will be sold to the Investor if the Investor accepts (which shall be at least five (5) Business Days but not more than 180 days after the date of delivery of the Preemptive Offer Notice). The failure of the Investor to respond to the Preemptive Offer Notice prior to the end of the Election Period shall be deemed a waiver of the Preemptive Right with respect to the applicable Preemptive Offer Notice.

(c) The Investor shall have the right, during the Election Period, to elect to purchase any or all of its Proportionate Percentage of the securities offered at the purchase price and on the terms stated in the Preemptive Offer Notice. Notice by the Investor of its acceptance, in whole or in part, of the offer set forth in the Preemptive Offer Notice (a “Notice of Acceptance”) shall be irrevocable, shall be signed by the Investor and shall be delivered to the Company prior to the end of the Election Period, setting forth the number of securities the Investor elects to purchase.

(d) Notwithstanding the advance notice requirement set forth in Section 5.15(b), if the proposed issuance is an underwritten public offering or other registered offering, or if the Board of Directors determines that other special circumstances warrant, the Company may deliver the Preemptive Offer Notice after the issuance of the securities (the “Issuance”), in which case (i) the Company shall deliver the Preemptive Offer Notice no later than two (2) Business Days after the Issuance, (ii) the Election Period shall run for seven (7) Business Days from the date of delivery thereof and (iii) if the Investor delivers a Notice of Acceptance within the Election Period, the Company shall issue and sell to the Investor that number of shares of Common Stock or Common Stock Equivalents equal to the Investor’s Proportionate Percentage of the securities issued in the Issuance, determined immediately prior to the Issuance, at the price and otherwise on the terms determined in accordance with Section 5.15(a).

(e) The closing of any purchase pursuant to this Section 5.15 shall take place on the proposed issuance date set forth in the Preemptive Offer Notice or, in the case of a purchase pursuant to Section 5.15(d), within five (5) Business Days after delivery of the Notice of Acceptance; provided, that the consummation of any such purchase may be extended beyond such date to the extent necessary to obtain any applicable approval of a Governmental Entity, including the expiration or termination of any applicable waiting period under the HSR Act, or to satisfy any other condition set forth in the Preemptive Offer Notice. At such closing, the Company shall issue the securities so purchased in book-entry form, registered in the name of the Investor or such nominee name as the Investor shall designate, free and clear of all liens (other than any arising under applicable securities laws), against payment by the Investor of the applicable purchase price by wire transfer of United States dollars in immediately available funds, and shall provide the Investor with evidence of such issuance. At or prior to such closing, the Investor shall execute and deliver to the Company any agreements or other documentation in substantially similar forms to those executed and delivered by other purchasers in such transaction. Each of the Company and the Investor shall take, or cause to be taken, all such reasonable actions as may be reasonably necessary or reasonably desirable in order to consummate such purchase expeditiously, including executing, acknowledging and delivering consents, waivers and other documents or instruments and making filings with Governmental Entities.

(f) If a Notice of Acceptance given by the Investor does not cover in the aggregate all of the securities offered to it, the Company may, during the 180 days following the end of the Election Period, sell to any other Person or Persons all or any part of the securities not covered by such Notice of Acceptance, but only on terms and conditions that are no more favorable, with respect to price or other material terms in the aggregate, to such Person or Persons, or less favorable, with respect to price or other material terms in the aggregate, to the Company, than those set forth in the Preemptive Offer Notice. If such sale is not consummated within such 180-day period for any reason, then the restrictions provided for in this Section 5.15 shall again become effective.

(g) The Preemptive Right shall not apply to (i) issuances or sales of securities to employees, officers, directors or consultants of the Company or any of its Significant Subsidiaries pursuant to employee benefit plans or similar employee or management equity incentive plans or arrangements of the Company or any of its Significant Subsidiaries, including any employee stock purchase plan; (ii) issuances or sales to a Person in connection with an acquisition (or series of acquisitions), business combination or merger approved by the Board of Directors; (iii) issuances of securities pursuant to the exercise, exchange or conversion of Common Stock Equivalents; (iv) issuances of securities pursuant to an “at-the-market” offering or similar facility by the Company; (v) issuances of debt securities in connection with debt financings or similar facilities; (vi) issuances of securities in connection with royalty financing arrangements; or (vii) issuances of securities in connection with strategic partnerships.

(h) The Investor may designate one or more of its Affiliates to purchase all or any portion of the securities as to which the Investor exercises the Preemptive Right, in which case references in this Section 5.15 to a purchase by the Investor shall be read accordingly.

(i) From and after the Investor’s delivery of a Notice of Acceptance until the earlier of (i) thirty (30) days following the consummation of the proposed issuance contemplated by the Preemptive Offer Notice in respect of such Notice of Acceptance and (ii) the date on which the Investor receives written notice from the Company that such issuance has been abandoned, the Investor shall not, and shall cause each of its Affiliates not to, directly or indirectly, offer, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, make any short sale of, or otherwise transfer or dispose of any shares of Common Stock or other securities of the Company, or enter into any swap, hedge or other transaction that transfers, in whole or in part, any of the economic consequences of ownership of any securities of the Company; provided, that (x) nothing in this Section 5.15 shall prohibit the Investor from acquiring securities pursuant to its exercise of its rights under this Section 5.15 and (y) the restrictions set forth in this Section 5.15(i) shall not apply with respect to any proposed issuance if such restrictions have already become applicable with respect to two (2) proposed issuances during the same calendar year.

5.16 Third Party Acquisition Proposals.

(a) From and after the Closing, if the Company receives an Acquisition Proposal and the Board of Directors thereafter (i) determines to consider that Acquisition Proposal or (ii) authorizes the Company or any other Person acting on its behalf to make any counteroffer or engage in any negotiation in respect of the terms of that Acquisition Proposal, then the Company shall provide written notice to the Investor within two (2) Business Days, which notice shall state that an Acquisition Proposal has been received (“Active Bid Notice”).

(b) For a period of ten (10) Business Days following delivery of the Active Bid Notice, the Investor shall have the right, but not the obligation, to submit a proposal for an Acquisition Transaction between the Company and the Investor (an “Investor Offer”). The Company shall promptly respond to the Investor’s reasonable questions and provide the Investor with all reasonably requested due diligence information and materials and access to Company management, in each case on reasonable and customary terms and conditions appropriate to enable the Investor to formulate an Investor Offer. For clarity, it is understood that the Company shall have no obligation to accept the Investor Offer, but the fiduciary obligations of the Board of Directors under applicable law shall nonetheless and in all cases govern the Company’s response to any Investor Offer.

(c) Notwithstanding the foregoing, the Company shall only be required to provide one Active Bid Notice, and the Investor shall only be entitled to a single ten (10) Business Day notice period under subparagraph (b) above, during any one sixty (60) day period. Accordingly, once the Company has provided an Active Bid Notice to the Investor, the Company shall not be obligated to provide any other Active Bid Notice to the Investor for a period of sixty (60) days thereafter (such period, a “Transaction Window Period”), regardless of whether the Company receives or the Board considers revised or additional proposals from one or more third parties; provided if the Company enters into a definitive Agreement for an Acquisition Transaction during the Transaction Window Period, the Transaction Window Period shall continue until the closing or termination of such Acquisition Transaction. For clarity, however, if Company does not enter into a definitive agreement with respect to an Acquisition Proposal within such Transaction Window Period, then the Company’s obligations under this Section 5.16 shall again apply from and after the end of such Transaction Window Period.

(d) If (i)(A) the Investor declines in writing, or fails to submit an Investor Offer within twenty (20) Business Days after the Active Bid Notice or (B) the Investor submits an Investor Offer and the Board of Directors determines in good faith, after consultation with its financial advisor and outside legal counsel, that the Acquisition Proposal is more favorable, from a financial point of view, to the Company’s stockholders than the Investor Offer, then at any meeting of the stockholders of the Company called to approve the transaction contemplated by such Acquisition Proposal, the Investor shall, and shall cause its Affiliates to, vote all shares of Common Stock beneficially owned by it in accordance with the recommendation of the Board of Directors in respect of such transaction, and (ii) the Investor submits an Investor Offer and the Board of Directors determines in good faith, after consultation with its financial advisor and outside legal counsel, that the Acquisition Proposal is not more favorable, from a financial point of view, to the Company’s stockholders than such Investor Offer, then at any meeting of the stockholders of the Company called to approve the transaction contemplated by such Acquisition Proposal, the Investor shall not be required, nor shall it be required to cause its Affiliates to, vote all shares of Common Stock beneficially owned by it in accordance with the recommendation of the Board of Directors in respect of such transaction. Notwithstanding anything to the contrary set forth in this Section 5.16(d), in no event shall the Investor or any of its Affiliates be required to convert any Shares into Common Stock in order to comply with this Section 5.16(d).

(e) The obligation in Section 5.16(d) (i) shall apply only if the Company has complied in all material respects with Sections 5.16(a) and 5.16(b), and shall terminate upon the earliest of (i) any change, withdrawal, qualification or modification of the recommendation of the Board of Directors in respect of the relevant transaction, (ii) the termination of the definitive agreement governing such transaction and (iii) any amendment to such definitive agreement or to the Acquisition Proposal that reduces the consideration payable to the Company’s stockholders or is otherwise materially adverse to them.

(f) For the avoidance of doubt, it is understood and agreed that Company’s obligations under this Section 5.16 are only those expressly provided in subparagraphs (a)-(d) above, and accordingly without limitation: (i) this Section 5.16 confers no right of first refusal, right of first offer, matching right, veto or other right on the Investor, and (ii) the Company shall have no obligation to disclose the identity of any prospective acquiror, the terms of any Acquisition Proposal, or any other information regarding the Acquisition Proposal beyond the fact of its existence as described above in subparagraph (a) above.

(g) This Section 5.16 shall automatically expire and be of no further force or effect in its entirety at such time as both of the following conditions are satisfied: (i) the Investor or any of its Affiliates has sold or otherwise disposed of any of the Shares (or any Underlying Shares) purchased from the Company under this Agreement to any person other than an Affiliate of the Investor and (ii) the Investor and its Affiliates cease to collectively beneficially own (within the meaning of Rule 13d-3 under the Exchange Act) at least ten percent (10%) of the outstanding shares of Common Stock (on an as-converted basis).

5.17 Lock-Up.

(a) Subject to the exceptions set forth in Section 5.17(b), (i) from the Closing Date until the first anniversary of the Closing Date or (ii) for thirty (30) days following delivery of an Offering Notice in respect of an offering that the Investor is participating in (any such period, the “Lock-Up Period”), the Investor shall not sell, transfer or assign any Shares or Underlying Shares held by Investor.

(b) Section 5.17(a) shall not apply to any sale, transfer or assignment of Shares or Underlying Shares:

(i) to an Affiliate of the Investor or to a custodial nominee;

(ii) by virtue of laws of the state of the entity’s organization and the entity’s organizational documents upon dissolution of the entity;

(iii) in connection with a change of control of Investor;

(iv) to the Company;

(v) in the event of a liquidation, merger, consolidation, stock exchange, business combination, tender offer or other similar transaction that would result in a change of control of the Company and that is made to, or available to, all holders of Common Stock;

(vi) to the extent the Investor is prohibited by applicable law from withholding the Shares from sale during the Lock-Up Period;

(vii) after commencement by the Company or a Significant Subsidiary of bankruptcy, insolvency or other similar proceedings; or

(viii) made with the prior written consent of the Company.

5.18 Voting. Except as otherwise provided in Section 5.16(c), the Investor shall, at any meeting of the stockholders of the Company, however called, and in any action by written consent of the Company’s shareholders, vote (or consent with respect to) all Underlying Shares (to the extent such Underlying Shares are entitled to vote at such time pursuant to the Certificate of Incorporation and the Certificate of Designations) beneficially owned by the Investor in accordance with the recommendation of the Board of Directors with respect to all matters. For the avoidance of doubt, the foregoing agreement to vote or consent shall terminate and be of no further force or effect in respect of any Shares or Underlying Shares held by the Investor that are transferred to or otherwise held by any Person that is not an Affiliate of the Investor.

5.19 Amendment of Certificate of Incorporation; Reservation of Shares.

(a) Prior to the Closing, the Company shall file the Certificate of Designations with the Secretary of State of the State of Delaware.

(b) The Company shall take, or cause to be taken, all actions necessary to cause an amendment to the Amended and Restated Certificate of Incorporation increasing the total number of shares of Common Stock that the Company is authorized to issue to not fewer than 1,250,000,000 shares (and in any event to a number sufficient to permit the issuance in full of the Underlying Shares) (the “Authorized Increase Amendment”), to be duly adopted and to become effective in accordance with the DGCL on or prior to December 31, 2026.

(c) The Company shall at all times from and after January 1, 2027 reserve and keep available out of its authorized and unissued Common Stock, solely for issuance on the conversion of the Convertible Preferred Stock, such number of shares of Common Stock as shall from time to time be issuable on the conversion to Common Stock of all the shares of Convertible Preferred Stock then outstanding.

(d) The Company shall cause any shares of Common Stock issued on conversion of the Convertible Preferred Stock to be duly authorized, validly issued, fully paid and non-assessable, to be free and clear of any liens or other restrictions (other than those as provided in the Transaction Agreements, the Certificate of Designations or restrictions on transfer under applicable state and federal securities laws) and not subject to preemptive rights or subscription rights of any other stockholder of the Company, and the holders thereof shall be entitled to all rights accorded to a holder of Common Stock.

(e) The Company shall notify the Investor in writing promptly, and in any event within two Business Days, following the effectiveness of the amendment contemplated by Section 5.19(b), and shall deliver to the Investor a copy of such amendment as filed with and accepted by the Secretary of State of the State of Delaware.

6. Conditions of Closing.

6.1 Conditions to the Obligation of the Investor. The obligation of the Investor to consummate the transactions to be consummated at the Closing, and to purchase and pay for the Shares being purchased by it at the Closing pursuant to this Agreement, are subject to the satisfaction or waiver in writing of the following conditions precedent:

(a) Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct in all material respects, except for those representation and warranties qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects, as of the date hereof and as of the Closing Date, as though made on and as of such date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date, except for those representations and warranties qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects as of such earlier date.

(b) Performance. The Company shall have performed in all material respects the obligations and conditions herein required to be performed or observed by the Company on or prior to the Closing Date.

(c) No Injunction. The purchase of and payment for the Shares by the Investor shall not be prohibited or enjoined by any law or governmental or court order or regulation and no such prohibition shall have been threatened in writing.

(d) Consents. The Company shall have obtained any and all consents, permits, approvals, registrations and waivers necessary for the consummation of the purchase and sale of the Shares, all of which shall be in full force and effect.

(e) Certificate of Designations. The Company shall have delivered to the Investor a copy of the Certificate of Designations that has been filed with and accepted (as of the Closing) by the Secretary of State of the State of Delaware.

(f) Adverse Changes. Since the date hereof, no event or series of events shall have occurred that has had or would reasonably be expected to have a Material Adverse Effect.

(g) Compliance Certificate. An authorized officer of the Company shall have delivered to the Investor at the Closing Date a certificate certifying that the conditions specified in Sections 6.1(a) (Representations and Warranties), 6.1(b) (Performance), 6.1(c) (No Injunction), 6.1(d) (Consents), 6.1(e) (Certificate of Designations), 6.1(f) (Adverse Changes), 6.1(j) (Listing Requirements) and 6.1(k) (No Injunction) of this Agreement have been fulfilled.

(h) Secretary’s Certificate. The Secretary of the Company shall have delivered to the Investor at the Closing Date a certificate certifying (i) the Amended and Restated Certificate of Incorporation; (ii) the Amended and Restated Bylaws; and (iii) resolutions of the Board of Directors (or an authorized committee thereof) approving this Agreement, the other Transaction Agreements, the transactions contemplated by this Agreement and the issuance of the Shares.

(i) Registration Rights Agreement. The Company shall have executed and delivered the Registration Rights Agreement in the form attached hereto as Exhibit A (the “Registration Rights Agreement”) to the Investor.

(j) Listing Requirements. No stop order or suspension of trading shall have been imposed by Nasdaq, the SEC or any other governmental or regulatory body with respect to public trading in the Common Stock. The Common Stock shall be listed on a National Exchange and shall not have been suspended, as of the Closing Date, by the SEC or the National Exchange from trading thereon nor shall suspension by the SEC or the National Exchange have been threatened, as of the Closing Date, in writing by the SEC or the National Exchange.

(k) No Injunction. No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any Governmental Entity, shall have been issued, and no action or proceeding shall have been instituted by any Governmental Entity, enjoining or preventing the consummation of the transactions contemplated hereby or in the other Transaction Agreements.

6.2 Conditions to the Obligation of the Company. The obligation of the Company to consummate the transactions to be consummated at the Closing, and to issue and sell to the Investor the Common Stock to be purchased by it at the Closing pursuant to this Agreement, is subject to the satisfaction or waiver in writing of the following conditions precedent:

(a) Representations and Warranties. The representations and warranties of the Investor in Section 4 hereto shall be true and correct on and as of the Closing Date, with the same force and effect as though made on and as of the Closing Date and consummation of the Closing shall constitute a reaffirmation by the Investor of each of the representations, warranties, covenants and agreements of the Investor contained in this Agreement as of the Closing Date.

(b) Performance. The Investor shall have performed or complied with in all material respects all obligations and conditions herein required to be performed or observed by the Investor on or prior to the Closing Date.

(c) Injunction. The purchase of and payment for the Shares by the Investor shall not be prohibited or enjoined by any law or governmental or court order or regulation.

(d) Registration Rights Agreement. The Investor shall have executed and delivered the Registration Rights Agreement to the Company in the form attached as Exhibit A.

(e) Payment. The Company shall have received payment, by wire transfer of immediately available funds, in the full amount of the purchase price for the number of Shares being purchased by the Investor at the Closing pursuant to Section 2.

7. Termination.

7.1 Termination. The obligations of the Company, on the one hand, and the Investor, on the other hand, to effect the Closing shall terminate as follows:

(i) Upon the mutual written consent of the Company and the Investor prior to the Closing;

(ii) By the Company if any of the conditions set forth in Section 6.2 shall have become incapable of fulfillment, and shall not have been waived by the Company;

(iii) By the Investor if any of the conditions set forth in Section 6.1 shall have become incapable of fulfillment, and shall not have been waived by the Investor; or

(iv) By either the Company or the Investor if the Closing has not occurred on or prior to the date that is ten (10) Business Days after the date of this Agreement;

provided, however, that, except in the case of clauses (ii) and (iii) above, the party seeking to terminate its obligation to effect the Closing shall not then be in breach of any of its representations, warranties, covenants or agreements contained in the Transaction Agreements if such breach has resulted in the circumstances giving rise to such party’s seeking to terminate its obligation to effect the Closing.

7.2 Notice. In the event of termination by the Company or the Investor of its obligations to effect the Closing pursuant to Section 7.1, written notice thereof shall be given to the other party. Nothing in this Section 7 shall be deemed to release any party from any liability for any breach by such party of the other terms and provisions of the Transaction Agreements or to impair the right of any party to compel specific performance by any other party of its other obligations under the Transaction Agreements.

7.3 Termination Upon Acquisition Transaction. Notwithstanding anything to the contrary in this Agreement, upon the consummation of an Acquisition Transaction, the obligations of the parties under this Agreement shall automatically terminate and the Transaction Agreements shall be deemed terminated in their entirety except that the provisions of Section 5.10, Section 8 and, to the extent applicable to the foregoing, Section 1,shall survive such termination.

8. Miscellaneous Provisions.

8.1 Public Statements or Releases. The Company and the Investor agree that their respective initial press releases to be issued with respect to the transactions contemplated by this Agreement shall be in the form heretofore agreed to by the parties. Except as set forth in Section 5.3, neither the Company nor the Investor shall make any public announcement that is inconsistent with such press releases or the Disclosure Documents without the prior consent of the other party (which consent shall not be unreasonably withheld). Notwithstanding the foregoing, and subject to compliance with Section 5.3, nothing in this Section 8.1 shall prevent any party from making any public announcement it considers necessary in order to satisfy its obligations under the law, including applicable securities laws, or under the rules of any national securities exchange or securities market, in which case the Company shall allow the Investor reasonable time to comment on such release or announcement in advance of such issuance (and the Company shall consider such comments in good faith).

8.2 Interpretation. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement will refer to this Agreement as a whole and not to any particular provision of this Agreement, and section and subsection references are to this Agreement unless otherwise specified. The headings in this Agreement are included for convenience of reference only and will not limit or otherwise affect the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they will be deemed to be followed by the words “without limitation.” The phrases “the date of this Agreement,” “the date hereof” and terms of similar import, unless the context otherwise requires, will be deemed to refer to the date set forth in the first paragraph of this Agreement. The meanings given to terms defined herein will be equally applicable to both the singular and plural forms of such terms. All matters to be agreed to by any party hereto must be agreed to in writing by such party unless otherwise indicated herein. References to agreements, policies, standards, guidelines or instruments, or to statutes or regulations, are to such agreements, policies, standards, guidelines or instruments, or statutes or regulations, as amended or supplemented from time to time (or to successors thereto).

8.3 Notices. Any notices or other communications required or permitted to be given hereunder shall be in writing and shall be deemed to be given (a) when delivered if personally delivered to the party for whom it is intended, (b) when delivered, if sent by electronic mail during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next Business Day, or (c) one (1) Business Day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt:

(a) If to the Company, addressed as follows:

Summit Therapeutics Inc.

601 Brickell Key Drive, Suite 1000

Miami, FL 33131

Attention: Chief Legal Officer

Email: [ ]

with a copy (which shall not constitute notice):

Baker & Hostetler LLP

45 Rockefeller Plaza

New York, NY 10111

Attention: Adam W. Finerman

Email: afinerman@bakerlaw.com

(b) If to the Investor, addressed as follows:

AstraZeneca Holdings B.V.

Prinses Beatrixlaan 5822595 BM

The Hague, the Netherlands

Attention: [ ]

Email: [ ]

with a copy (which shall not constitute notice):

Freshfields US LLP

3 World Trade Center

175 Greenwich Street

New York, NY 10007

Attention: Oliver J. Board

Email: oliver.board@freshfields.com

and

Freshfields LLP

100 Bishopsgate

London EC2P 2S

United Kingdom

Attention: Julian G. Long; Jennifer Bethlehem

Email: [ ]

Any Person may change the address to which notices and communications to it are to be addressed by notification as provided for herein.

8.4 Consent to Electronic Notice. The Investor consents to the delivery of any stockholder notice pursuant to the Delaware General Corporation Law (the “DGCL”), as amended or superseded from time to time, by electronic mail pursuant to Section 232 of the DGCL (or any successor thereto) at the e-mail address set forth in Section 8.3(b), as updated from time to time by notice to the Company. To the extent that any notice given by means of electronic mail is returned or undeliverable for any reason, the foregoing consent shall be deemed to have been revoked until a new or corrected e-mail address has been provided, and such attempted electronic notice shall be ineffective and deemed to not have been given. Each party agrees to promptly notify the other parties of any change in its e-mail address, and that failure to do so shall not affect the foregoing.

8.5 Severability. If any part or provision of this Agreement is held unenforceable or in conflict with the applicable laws or regulations of any jurisdiction, the invalid or unenforceable part or provisions shall be replaced with a provision which accomplishes, to the extent possible, the original business purpose of such part or provision in a valid and enforceable manner, and the remainder of this Agreement shall remain binding upon the parties hereto.

8.6 Governing Law; Submission to Jurisdiction; Venue; Waiver of Trial by Jury.

(a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware without regard to choice of laws or conflicts of laws provisions thereof that would require the application of the laws of any other jurisdiction.

(b) The Company and the Investor hereby irrevocably and unconditionally:

(i) submits for itself and its property in any legal action or proceeding relating solely to this Agreement or the transactions contemplated hereby, to the exclusive jurisdiction of the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, solely if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware);

(ii) consents that any such action or proceeding may be brought in such courts, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same to the extent permitted by applicable law;

(iii) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the party, as the case may be, at its address set forth in Section 8.3 or at such other address of which the other party shall have been notified pursuant thereto;

(iv) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction for recognition and enforcement of any judgment or if jurisdiction in the courts referenced in the foregoing clause (i) are not available despite the intentions of the parties hereto;

(v) agrees that final judgment in any such suit, action or proceeding brought in such a court may be enforced in the courts of any jurisdiction to which such party is subject by a suit upon such judgment, provided that service of process is effected upon such party in the manner specified herein or as otherwise permitted by law;

(vi) agrees that to the extent that such party has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process with respect to itself or its property, such party hereby irrevocably waives such immunity in respect of its obligations under this Agreement, to the extent permitted by law; and

(vii) irrevocably and unconditionally waives trial by jury in any legal action or proceeding in relation to this Agreement.

8.7 Waiver. No waiver of any term, provision or condition of this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or be construed as, a further or continuing waiver of any such term, provision or condition or as a waiver of any other term, provision or condition of this Agreement.

8.8 Expenses. Except as expressly set forth in the Transaction Agreements to the contrary, each party shall pay its own out-of-pocket fees and expenses, including the fees and expenses of attorneys, accountants and consultants employed by such party, incurred in connection with the proposed investment in the Shares and the consummation of the transactions contemplated thereby; provided, however, that the Company shall pay all Transfer Agent fees (including, without limitation, any fees required for same-day processing of any instruction letter delivered by the Company), stamp taxes and other taxes (other than income taxes) and duties levied in connection with the delivery of any Shares to the Investor.

8.9 Assignment. None of the parties may assign its rights or obligations under this Agreement or designate another person (i) to perform all or part of its obligations under this Agreement or (ii) to have all or part of its rights and benefits under this Agreement, in each case without the prior written consent of (x) the Company, in the case of the Investor, and (y) the Investor, in the case of the Company, provided that the Investor may, without the prior consent of the Company, assign its rights or obligations hereunder, in whole or in part, to any of its Affiliates (provided each such assignee agrees to be bound by the terms of this Agreement and makes the same representations and warranties set forth in Section 4 hereof). In the event of any assignment in accordance with the terms of this Agreement, the assignee shall specifically assume and be bound by the provisions of this Agreement by executing a writing agreeing to be bound by and subject to the provisions of this Agreement and shall deliver an executed counterpart signature page to this Agreement and, notwithstanding such assumption or agreement to be bound hereby by an assignee, no such assignment shall relieve any party assigning any interest hereunder from its obligations or liability pursuant to this Agreement.

8.10 Confidential Information.

(a) The Investor covenants that until such time as the transactions contemplated by this Agreement and any non-public information provided to the Investor are publicly disclosed by the Company, the Investor will maintain the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction), other than to the Investor’s outside attorney, accountant, auditor or investment advisor only to the extent necessary to permit evaluation of the investment, and the performance of the necessary or required tax, accounting, financial, legal, or administrative tasks and services and other than as may be required by law.

(b) The Company may request from the Investor such reasonable and customary additional information as the Company may deem necessary to evaluate the eligibility of the Investor to acquire the Shares, and the Investor shall promptly provide such information as may reasonably be requested to the extent readily available; provided, that the Company agrees to keep any such information provided by the Investor confidential, except (i) as required by the federal securities laws, rules or regulations and (ii) to the extent such disclosure is required by other laws, rules or regulations, at the request of the staff of the SEC or regulatory agency or under the regulations of Nasdaq. The Investor acknowledges that the Company may file a copy of this Agreement and the Registration Rights Agreement with the SEC as an exhibit to a periodic report or a registration statement of the Company.

8.11 Third Parties. Nothing in this Agreement, express or implied, is intended to confer on any Person other than the parties to this Agreement any rights, remedies, claims, benefits, obligations or liabilities under or by reason of this Agreement, and no Person that is not a party to this Agreement (including, without limitation, any partner, member, shareholder, director, officer, employee or other beneficial owner of any party to this Agreement, in its own capacity as such or in bringing a derivative action on behalf of a party to this Agreement) shall have any standing as a third party beneficiary with respect to this Agreement or the transactions contemplated hereby.

8.12 No Legal Advice. The Company acknowledges and the Investor confirms that it has independently participated in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. The Investor also acknowledges that Baker & Hostetler LLP has not rendered legal advice to the Investor.

8.13 Headings. The titles, subtitles and headings in this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

8.14 Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile or pdf signature including any electronic signatures complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile or pdf (or other electronic reproduction of a) signature.

8.15 Entire Agreement; Amendments. This Agreement and the other Transaction Agreements (including all schedules and exhibits hereto and thereto) constitute the entire agreement between the parties hereto respecting the subject matter hereof and supersedes all prior agreements, negotiations, understandings, representations and statements respecting the subject matter hereof, whether written or oral. No amendment, modification, alteration, or change in any of the terms of this Agreement shall be valid or binding upon the parties hereto unless made in writing and duly executed by the Company and the Investor. The Company, on the one hand, and the Investor, on the other hand, may by an instrument signed in writing by such parties waive the performance, compliance or satisfaction by the Investor or the Company, respectively, with any term or provision hereof or any condition hereto to be performed, complied with or satisfied by the Investor or the Company, respectively.

8.16 Survival. The covenants, representations and warranties made by each party hereto contained in this Agreement shall survive the Closing and the delivery of the Shares in accordance with their respective terms. The Investor shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

8.17 Mutual Drafting. This Agreement is the joint product of the Investor and the Company and each provision hereof has been subject to the mutual consultation, negotiation and agreement of such parties and shall not be construed for or against any party hereto.

8.18 Arm’s Length Negotiations. For the avoidance of doubt, the parties acknowledge and confirm that the terms and conditions of the Shares were determined as a result of arm’s-length negotiations.

8.19 Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

8.20 No Recourse. This Agreement may only be enforced against, and any claim, action, suit, or other legal proceeding based upon, arising out of, or related to this Agreement, any representation or warranty contained herein, any certificate delivered hereunder, or the negotiation, execution or performance of this Agreement, may only be brought against the entities that are expressly named as parties hereto. No past, present, or future director, officer, employee, incorporator, manager, member, partner, stockholder, Affiliate, agent, attorney, or other representative of any party hereto or of any Affiliate of any party hereto, or any of their successors or permitted assigns (collectively, the “Non-Party Affiliates”), shall have any liability for any obligations or liabilities of any party hereto under this Agreement or for any claim, action, suit, or other legal proceeding based on, in respect of or by reason of the transactions contemplated hereby, except for claims for Fraud. This Section 8.20 is intended for the benefit of, and shall be enforceable by, each of the Non-Party Affiliates. As used herein, “Fraud” means, with respect to a Person, an actual and intentional misrepresentation of a material existing fact with respect to the making of any representation or warranty in Section 3 for the purpose of inducing the other party to act, and upon which the other party justifiably relies with resulting losses. For the avoidance of doubt, Fraud shall not include any claim for equitable fraud, constructive fraud, promissory fraud, unfair dealings fraud, fraud by reckless or negligent misrepresentations or any tort based on negligence or recklessness.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

COMPANY:

SUMMIT THERAPEUTICS INC.

By:	/s/ Mahkam Zanganeh
Name: Dr. Mahkam Zanganeh
Title: Co-Chief Executive Officer and President

[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

INVESTOR:

ASTRAZENECA HOLDINGS B.V.

By:	/s/ Adil Aboumajd
Name: Adil Aboumajd
Title: Director

[Signature Page to Securities Purchase Agreement]

EXHIBIT A

FORM OF REGISTRATION RIGHTS AGREEMENT

A-1

EXHIBIT B

FORM OF CERTIFICATE OF DESIGNATIONS

B-1